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                                                                   Exhibit 10(i)

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release (this "Agreement") is made effective as of the 30th day of June, 2002 (the "Effective Date") by and between equip2move.com Corporation, a Delaware corporation ("Equip2move"), the undersigned stockholders of Equip2move (the "Stockholders") and Titanium Holdings Group, Inc., a Nevada corporation ("Titanium").

                                    RECITALS:

                  WHEREAS, on June 30, 2001 Equip2move, certain stockholders of Equip2move and Titanium entered into a Settlement Agreement (the "First Settlement") which relieved Titanium's obligation to provide any additional funding to Equip2move in exchange for Titanium's forfeiture of certain equity holdings of Equip2move; and

                  WHEREAS, after the First Settlement, Titanium's total aggregate equity holdings of Equip2move were reduced to 1,217,325 shares of Class B Common Stock (the "Common Holdings") and 1,000,000 shares of Series A Convertible Preferred Stock (the "Preferred Holdings" and together with the Common Holdings, the "Equity Holdings"); and

                  WHEREAS, Equip2move and Titanium have agreed to liquidate and dissolve Equip2move by the end of calendar year 2002; and

                  WHEREAS, Equip2move desires to provide $100,000, (the "Settlement Amount"), which represents the approximate amount of total net assets projected to be remaining at the date of dissolution of Equip2move, and a general release of claims against Titanium in exchange for the return of the Equity Holdings by Titanium and a general release of claims against Equip2move; and.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Delivery of Settlement Amount. Upon execution of this Agreement, Equip2move shall deliver to Titanium the Amount in the form of a cashier's check or wire transfer.

         2. Return and Delivery of Securities to Equip2move. Upon execution of this Agreement, Titanium shall deliver to Equip2move a stock certificate for the Common Holdings either duly endorsed to Equip2move by Titanium or accompanied by appropriate stock transfer powers duly executed. If the certificated shares of the Common Holdings have been lost, stolen or misplaced, then Titanium shall deliver such requested documentation necessary to release the rights

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of Titanium to the Common Holdings. Additionally, upon the execution of this
Agreement, Titanium shall deliver to Equip2move a stock certificate for the Preferred Holdings either duly endorsed to Equip2move by Titanium or accompanied by appropriate stock transfer powers duly executed. If the certificated shares of the Preferred Holdings have not lost, stolen or misplaced, then Titanium shall deliver such requested documentation necessary to release the rights of Titanium to the Preferred Holdings.

         3. Release by Equip2move and the Stockholders. Upon the Effective Date, Equip2move and the Stockholders hereby release and discharge Titanium and its officers, directors, employees, agents, shareholders and affiliated companies, and their respective successors, heirs and assigns (hereinafter the "Titanium Releasees") from any and all claims, demands, damages, actions, and causes of action whatsoever, known or unknown, whether in law or in equity, which Equip2move or the Stockholders have or may have in any capacity against Titanium Releasees from the time of the incorporation of Equip2move to the Dissolution Date, as defined below.

         4. Release by Titanium. Upon the Effective Date, Titanium hereby releases and discharges Equip2move and its officers, directors, employees, agents, shareholders and affiliated companies, (including specifically Adelphia Holdings, LLC, its officers, directors, employees, agents, shareholders and affiliated companies) and their respective successors, heirs and assigns and the Stockholders (hereinafter the "Equip2move Releasees") from any and all claims, demands, damages, actions, and causes of action whatsoever, known or unknown, whether in law or in equity, which Titanium has or may have in any capacity against Equip2move Releasees from the time of the incorporation of Equip2move to the Dissolution Date, as defined below.

         5. Representation of Counsel. The parties hereto, jointly and individually, hereby acknowledge that they have been represented by counsel in connection with the giving and execution of this Agreement; that they understand the meaning of this document; that they intend to be legally bound by all of the terms set forth herein; and that they have received consideration deemed by them and their counsel to be sufficient for the giving and execution of this document.

         6. Representations and Indemnity.

            (a) Representation and Warranty. Equip2move represents and warrants that Equip2move has adequately set aside funds to properly release any liabilities or obligations which Equip2move has as of the Effective Date and which Equip2move is anticipated to have as of the date that Equip2move is dissolved pursuant to Delaware General Corporation Law (the "Dissolution Date"), such Dissolution Date to include any period of continuation of the corporation after dissolution for the purposes of suit and winding up affairs, pursuant to
Section 278 of the Delaware General Corporation Law.

            (b) Indemnity. Equip2move and each Stockholder, jointly and severally, agree to indemnify, defend and hold harmless Titanium from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities, arising out of or relating to any inaccuracy of the representation or warranty made by Equip2move in 6(a) above.

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         7. Miscellaneous. No amendment, modification, or discharge of this
Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought. No delay or failure at any time on the part of either party in exercising any right, power, or privilege under this Agreement, or in enforcing any provision of the Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of such provision, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to such matters. This Agreement or any interest herein may not be assigned by either party in whole or in part without the prior written approval of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. If any covenants in any provision of this Agreement or any part thereof is hereafter construed to be invalid or unenforceable , the same will not affect the remainder of the covenant or covenants which shall be given full effect without regard to the invalid or unenforceable provision. Any public announcement or disclosure with regard to this Agreement and the transactions contemplated herein, other than disclosure contained in filings required by the Securities and Exchange Commission or otherwise required by law, shall be kept confidential by the parties unless mutually agreed to in writing prior to such dissemination.

                           [Signature Page to Follow]

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   [Signature Page to the Equip2move Settlement and Mutual Release Agreement]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

                          TITANIUM HOLDINGS GROUP, INC.

                          By: /s/ Randall K. Davis
                             ---------------------------------------------------
                              Randall K. Davis, Chairman of the Board, Chief Executive Officer, President

                          EQUIP2MOVE.COM CORPORATION

                          By: /s/ Russell M. Koster
                             ---------------------------------------------------
                              Russell M. Koster, Chief Executive Officer

                          STOCKHOLDERS:

                          KOSTER INDUSTRIES INC.

                          By: /s/ Russell M. Koster
                             ---------------------------------------------------
                              Russell M. Koster, President

                          CORPORATE ASSETS INTERNATIONAL INC.

                          By: /s/ Ron Haas
                             ---------------------------------------------------
                              Ron Haas, President

                          PRESTIGE EQUIPMENT CORPORATION

                          By: /s/ Terry Lashin
                             ---------------------------------------------------
                              Terry Lashin, President

                          ROSEN SYSTEMS, INC.

                          By: /s/ Michael Rosen
                             ---------------------------------------------------
                              Michael D. Rosen, President

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[Signature Page No. 2 to the Equip2move Settlement and Mutual Release Agreement]

                                           /s/ Rodney W. Schultz
                                  ----------------------------------------------
                                  RODNEY W. SCHULTZ


                                             /s/ Jerry W. Root
                                  ----------------------------------------------
                                  JERRY W. ROOT


                                           /s/ William Davidson
                                  ----------------------------------------------
                                  WILLIAM DAVIDSON

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